Exhibit 10.43

SECOND AMENDED AND RESTATED
JOINT MANAGEMENT SERVICES AGREEMENT

This Second Amended and Restated Joint Management Services Agreement (the “Agreement”) is made and entered into as of May 10, 2010 by and among Douglas Dynamics, Inc. (formerly known as Douglas Dynamics Holdings, Inc.), a Delaware corporation (the “Company”), Douglas Dynamics, L.L.C., a Delaware limited liability company (“Douglas”), Aurora Management Partners LLC, a Delaware limited liability company (“AMP”), and ACOF Management, L.P., a Delaware limited partnership (“ACOF”), and shall become effective immediately following the closing of the Company’s initial public offering of its common stock (the “Effective Time”).

WHEREAS, the Company, Douglas, AMP and ACOF are parties to that certain Amended and Restated Joint Management Services Agreement dated as of April 12, 2004 (the “Prior Agreement”) pursuant to which the Company and Douglas received financial consulting services from AMP and ACOF upon the terms and conditions set forth in the Prior Agreement, which the Company and Douglas believe have been beneficial to them and their respective subsidiaries; and

WHEREAS, the Company and Douglas desire to continue to receive from AMP and ACOF the Services (as defined below) and therefore wish to extend the term for which AMP and ACOF will provide the Services upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

1.             Scope of Services.  AMP and ACOF, through their respective employees, Affiliates and employees of Affiliates, shall provide the Company and Douglas with consultation and advice in such fields as financial services, accounting, general business management, acquisitions, dispositions, banking and other matters (the “Services”).  AMP and ACOF shall, in their respective reasonable discretion, determine the amount of time to be expended by their respective Affiliates and employees in performing such Services.  AMP and ACOF shall perform their respective duties hereunder at such times and places as are reasonable, in the reasonable discretion of AMP or ACOF, as the case may be, in light of the tasks involved.  Neither AMP nor ACOF shall be required to comply with any established work schedule and neither AMP nor ACOF shall have regularly scheduled duties assigned to it by the Company and/or Douglas.  The Company and/or Douglas shall, in soliciting AMP’s or ACOF’s advice and requesting AMP’s or ACOF’s performance of its duties hereunder, give AMP or ACOF, as the case may be, reasonable advance notice of the same in consideration of AMP’s and ACOF’s other business obligations.

2.             Compensation.

(a)           As used herein, the following terms are defined as follows:

(i)            “Affiliate” of a specified Person means a Person that controls, is controlled by, or is under common control with, the specified Person, and in this context,

“control”, “controls” and “controlled” mean the direct or indirect power to direct the management and policies or affairs of a Person through the ownership of voting securities or by contract or otherwise and, in the case of a limited partnership, shall include, but shall not be limited to, all of the limited partnership’s general partners and their respective Affiliates.

(ii)           “Person” means a natural person, a company, a corporation, a joint venture, a limited liability company, a partnership, a trust, an unincorporated association or organization or other legal entity, or a government or an agency or political subdivision thereof.

(iii)          “Pro-Rata Portion” means 63.6% with respect to AMP and 36.4% with respect to ACOF.

(b)           In consideration of the Services to be rendered hereunder, the Company and Douglas, jointly and severally, hereby agree to pay AMP and ACOF a lump sum one-time fee of $5,800,000.00, which payment shall be made promptly following the Effective Time by wire transfer in same-day funds to the bank accounts designated by AMP and ACOF and shall not be refundable under any circumstances.  AMP and ACOF will share in such fee based on their respective Pro-Rata Portion.

3.             Reimbursements.  Subject to obtaining the approval of the Boards of Directors of the Company and Douglas (or any committees thereof) that may be required (if any) from time to time under applicable law or stock exchange policy, in addition to the fees payable pursuant to this Agreement, the Company and/or Douglas will pay, or cause to be paid, directly, or reimburse AMP, ACOF and each of their respective Affiliates for, their respective Out-of-Pocket Expenses (as defined below).  For the purposes of this Agreement, the term “Out-of-Pocket Expenses” means the reasonable out-of-pocket costs and expenses incurred by AMP, ACOF and their respective Affiliates (i) in connection with the Services provided under the Prior Agreement and any services provided under this Agreement (including prior to the Effective Time or the date of the Prior Agreement) and (ii) in order to make Securities and Exchange Commission and other legally required filings relating to the ownership of capital stock of the Company or its successor by AMP and ACOF or their respective Affiliates, or otherwise incurred by AMP and ACOF or their respective Affiliates from time to time in the future in connection with the ownership or subsequent sale or transfer by AMP and ACOF or their respective Affiliates of capital stock of the Company or its successor, including, without limitation, (a) fees and disbursements of any independent professionals and organizations, including independent accountants, outside legal counsel or consultants, retained by AMP and ACOF or any of their respective Affiliates, (b) costs of any outside services or independent contractors such as couriers, business publications, online financial services or similar services, retained or used by AMP and ACOF or any of their respective Affiliates and (c) transportation, per diem costs, word processing expenses or any similar expense not associated with AMP’s, ACOF’s or their respective Affiliates’ ordinary operations.  All payments or reimbursements for Out-of-Pocket Expenses will be made by wire transfer in same-day funds promptly upon or as soon as practicable following request for payment or reimbursement in accordance with this Agreement, to the bank account indicated to the Company and/or Douglas by the relevant payee.

4.             Term.  Unless earlier terminated as provided in Section 5 below, the term of this Agreement and the obligations of AMP and ACOF hereunder shall commence on the Effective Time and shall terminate automatically on the earlier to occur of (i) fifth anniversary of the Effective Time (ii) the date on which AMP and ACOF and their respective Affiliates (in the aggregate) collectively own less than 5% of the common stock of the Company then outstanding and (iii) such earlier date as the parties hereto mutually agree in writing.   The expiration of the term of this Agreement shall not adversely affect AMP’s or ACOF’s right, as the case may be, to receive any compensation accrued prior to the date of such termination or any rights to receive reimbursement of any out-of-pocket expenses incurred by AMP or ACOF, as the case may be, prior to the date of such termination.  The provisions of Sections 6, 7, 8, 9, 10, 11, 12 and 13 shall survive the expiration of the term of this Agreement or any termination of this Agreement.

5.             Termination for Cause.

(a)           The Company, by written notice to AMP authorized by a majority of the directors (other than those affiliated with AMP), may terminate this Agreement with respect to AMP for justifiable cause, which shall mean any of the following events:  (a) misappropriation by AMP of funds or property of the Company and/or Douglas; (b) gross neglect or willful misconduct by AMP in the fulfillment of its obligations hereunder; or (c) the conviction of AMP or any person who is then a member of AMP of a felony involving moral turpitude that has become final and not subject to further appeal.  The termination of this Agreement with respect to AMP shall not adversely affect any of ACOF’s rights under this Agreement.

(b)           The Company, by written notice to ACOF authorized by a majority of the directors (other than those affiliated with ACOF), may terminate this Agreement with respect to ACOF for justifiable cause, which shall mean any of the following events:  (a) misappropriation by ACOF of funds or property of the Company and/or Douglas; (b) gross neglect or willful misconduct by ACOF in the fulfillment of its obligations hereunder; or (c) the conviction of ACOF or any person who is then a member of ACOF of a felony involving moral turpitude that has become final and not subject to further appeal.  The termination of this Agreement with respect to ACOF shall not adversely affect any of AMP’s rights under this Agreement.

6.             Confidential Information.  During the term of this Agreement, AMP and ACOF will have access to and become acquainted with confidential information of the Company and/or Douglas, including among other things customer relationships, processes, and compilations of information, records and specifications, which are owned by the Company and/or Douglas.  AMP and ACOF shall not use or disclose any of the Company’s and/or Douglas’ confidential information in any way that is detrimental to the interests of the Company and/or Douglas, directly or indirectly, either during or within three (3) years after the term of this Agreement, except as required in the course of this Agreement.  AMP shall be responsible for any breaches of this Section 6 by AMP’s officers, directors, employees and advisors.  ACOF shall be responsible for any breaches of this Section 6 by ACOF’s officers, directors, employees and advisors.

7.             Notices.  All notices, demands and requests required under this Agreement shall be in writing and shall be deemed to have been given if served personally or sent by registered or certified mail, postage prepaid, or by telegraph or telex addressed to the addressee set forth or such other addresses as either party may designate by notice to the other:

If to the Company:	Douglas Dynamics, Inc. 7777 North 73rd Street P.O. Box 2345038 Milwaukee, Wisconsin Telecopier: (414) 354-8448 Attn: Chief Executive Officer

If to Douglas:	Douglas Dynamics, L.L.C. 7777 North 73rd Street P.O. Box 2345038 Milwaukee, Wisconsin Telecopier: (414) 354-8448 Attn: Chief Executive Officer

If to AMP:	Aurora Management Partners LLC 10877 Wilshire Boulevard Suite 2100 Los Angeles, CA 90024 Telecopier No: (310) 227-5591 Attn: Timothy J. Hart

If to ACOF:	ACOF Management, L.P. 2000 Avenue of the Stars 12th Floor Los Angeles, California 90067 Telecopier: (310) 201-4157 Attn: Jeffrey Serota

Notices delivered in person shall be effective when so delivered.  Notices delivered by courier shall be effective three (3) business days after delivery by the sender to an air courier of national reputation who guarantees delivery within such three (3) business day period.  Telecopied notices shall be effective when receipt is acknowledged telephonically by the addressee or its agent or employee.  Notices sent by mail shall be effective five (5) business days after the sender’s deposit of such notice in the United States mails, first class postage prepaid.

8.             Assigns and Successors.  The rights and obligations of the Company and Douglas under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company and Douglas, respectively.  The rights and obligations of AMP under this Agreement may be assigned by AMP in its sole discretion to an Affiliate of AMP.  The rights and obligations of ACOF under this Agreement may be assigned by ACOF in its sole discretion to an Affiliate of ACOF.

9.             Attorneys’ Fees.  If any legal proceeding is necessary to enforce or interpret the terms of this Agreement, or to recover damages for breach thereof, the prevailing party shall be entitled to reasonable attorneys’ fees, as well as costs and disbursements, in addition to any other relief to which he or she is entitled.

10.           Indemnity.  To the same extent as the Company or Douglas provides indemnification (whether through contract or the Company’s Certificate of Incorporation or Bylaws or Douglas’ Operating Agreement) to its directors and officers, the Company and Douglas, jointly and severally, shall indemnify and hold each of AMP, ACOF and their respective partners, members, officers, employees, agents and Affiliates and the stockholders, partners, members, Affiliates, directors, officers and employees of any of the foregoing (and representatives and agents of any of the foregoing designated by AMP or ACOF, as the case may be, from time to time whether before or after the occurrence of the event giving rise to the claim for indemnity) (each such person entitled to indemnity hereunder being referred to as an “Indemnitee”) harmless from any and all losses, costs, liabilities and damages (including reasonable attorneys’ fees) arising out of or connected with, or claimed to arise out of or to be connected with, any act performed or omitted to be performed under this Agreement or otherwise relating to the business or affairs of the Company or its respective Affiliates, provided such act or omission was taken in good faith by such Indemnitee and did not constitute gross negligence or willful misconduct on the part of the relevant Indemnitee, and provided further only in the event of criminal proceedings, that the Indemnitee had no reasonable cause to believe the conduct of the Indemnitee was unlawful.  An adverse judgment or plea of nolo contendere shall not, of itself, create a presumption that the Indemnitee did not act in good faith or that the Indemnitee had reasonable cause to believe the conduct of the Indemnitee was unlawful.  Expenses incurred in defending any civil or criminal action arising out of or relating to any event or circumstance to which this indemnity shall apply shall be paid by the Company and/or Douglas, as the case may be, upon receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if it be later shown that such Indemnitee was not entitled to indemnification.  No Indemnitee shall be liable to the Company, Douglas or any of their respective Affiliates, stockholders, partners, members, directors, officers or employees or any Affiliates, stockholders, partners, members, directors, officers, employees, representatives or agents of any of the foregoing or any other person claiming through any of the foregoing for any act or omission by AMP or ACOF, as the case may be, in the performance of their respective duties hereunder or otherwise in relation hereto which was taken or omitted to be taken in good faith by such Indemnitee and which did not constitute gross negligence or willful misconduct on the part of such Indemnitee.

11.           Outside Activities of AMP and ACOF.  Each of AMP and ACOF shall be entitled to and may have business interests and engage in business activities in addition to the activities contemplated by this Agreement.  Neither of AMP, ACOF, any partner, member, officer, employee or Affiliate of AMP or ACOF nor any stockholder, partner, members, director, officer or employee of any of the foregoing shall have any obligation or duty to offer any investment or business opportunity (other than an opportunity directly involving the snow and ice control equipment industry) of any kind to the Company and/or Douglas or any of their respective stockholders, directors, officers or employees (under any doctrine of “corporate opportunity” or otherwise), it being expressly understood that AMP, ACOF, and their respective partners, members, officers, employees and Affiliates and the stockholders, partners, members, directors, officers and employees of any of the foregoing may make investments in, acquire, or provide management, advisory or consulting services to, entities engaged in businesses similar to the business of the Company and/or Douglas without any duty, obligation or liability to the Company and/or Douglas or their respective stockholders, partners, members, directors, officers or employees.

12.           Amendment; Waiver.  This Agreement may be amended, and any right or claim hereunder waived, only by a written instrument signed by AMP, ACOF, the Company and Douglas.  Except as provided in Sections 10 and 11 hereof, nothing in this Agreement, express or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Agreement.  No amendment or waiver of this Agreement requires the consent of any individual, partnership, corporation or other entity not a party to this Agreement, except that any amendment of Section 10 shall only operate prospectively as to any Indemnitee provided therein unless such Indemnitee shall have agreed in writing to such amendment.

13.           Construction, Etc.  This Agreement shall be construed under and governed by the internal laws of the State of Delaware.  Section headings are for convenience only and shall not be considered a part of the terms and provisions of this Agreement.  This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original and all of which when taken together shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

DOUGLAS DYNAMICS, INC.

By:	/s/ James L. Janik
Name: James L. Janik
Title: President and Chief Executive Officer

DOUGLAS DYNAMICS, L.L.C.

By:	/s/ James L. Janik
Name: James L. Janik
Title: President and Chief Executive Officer

AURORA MANAGEMENT PARTNERS LLC

By:	/s/ Timothy J. Hart
Name: Timothy J. Hart
Title: Vice President, Secretary and General Counsel

ACOF MANAGEMENT, L.P.

By: ACOF Operating Manager, L.P., its general partner

By:	/s/ Jeff Serota
Name: Jeff Serota
Title: Vice President